UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 25, 2004 (June 25, 2004)

ADVANCED MAGNETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	Commission File No. 0-14732	04-2742593
(State or other jurisdiction of incorporation)		(I.R.S. Employer Identification No.)

61 Mooney Street Cambridge, Massachusetts	02138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 497-2070

Item 5.   Other Events.

        On June 25, 2004, Advanced Magnetics, Inc. (the “Company”) announced that the Company submitted a response to the approvable letter received from the U.S. Food and Drug Administration for Combidex®. For more information, see the Company’s press release, dated June 25, 2004, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(c)     Exhibits.

Exhibit No.         Description

99.1                      Press release dated June 25, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MAGNETICS, INC.
By: /s/ Jerome Goldstein Name: Jerome Goldstein Title: Chairman, President and CEO

Dated: June 25, 2004